Exhibit 107

Calculation of Filing Fee Tables

Form S-8

(Form Type)

WiSA Technologies, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1—Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered (1)		Proposed Maximum Offering Price Per Unit (4)	Maximum Aggregate Offering Price (4)	Fee Rate	Amount of Registration Fee (4)
Fees to Be Paid	Equity	Common stock, par value $0.0001 per share, issuable under the Summit Semiconductor, Inc. 2018 Long-Term Stock Incentive Plan	Rule 457(c) and Rule 457(h)	684,351	(2)	$1.2	$821,221.2	0.0001102	$90.50
Fees to Be Paid	Equity	Common stock, par value $0.0001 per share, issuable under the WiSA Technologies, Inc. Technical Team Retention Plan of 2022	Rule 457(c) and Rule 457(h)	5,000	(3)	$1.2	$6,000.00	0.0001102	$0.67
Fees Previously Paid	—	—	—	—		—	—	—	—
	Total Offering Amounts			689,351			$827,221.2		$91.16
	Total Fee Offsets								$0.00
	Net Fee Due								$91.16

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of common stock, par value $0.0001 per share (the “Common Stock”) of WiSA Technologies, Inc. (the “Company”) that may from time to time be offered or issued to prevent dilution from any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of the Common Stock.

(2)	Represents the number of shares of Common Stock reserved for issuance and issuable pursuant to the Company’s 2018 Long-Term Stock Incentive Plan (the “2018 LTIP”) and its “evergreen” provision for the year ending December 31, 2023, which allows for a quarterly update to the number of shares of Common Stock available for issuance under the 2018 LTIP. Pursuant to Rule 416(c) under the Securities Act, this Registration Statement shall cover an indeterminate number of shares of Common Stock to be offered or sold pursuant to the 2018 LTIP.

(3)	Represents the number of shares of Common Stock reserved for issuance pursuant to the Company’s Technical Team Retention Plan of 2022 (the “2022 Plan”). Pursuant to Rule 416(c) under the Securities Act, this Registration Statement shall cover an indeterminate number of shares of Common Stock to be offered or sold pursuant to the 2022 Plan.

(4)	Estimated in accordance with Rule 457(c) under the Securities Act, solely for the purpose of calculating the applicable registration fee. The proposed maximum offering price per share of Common Stock represents the average of the high and low prices of the Common Stock as reported on The Nasdaq Capital Market on April 25, 2023.